                                   Exhibit 11


                STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS


                                    Six Month Period Ended,                   Quarter Ending
                                            June 30,                             June 30,
                                   1996                   1995            1996             1995
- -------------------------------------------------------------------------------------------------
 Earnings Per share:

 Primary                           $ .93                  $ .83           $ .47            $ .40

 Fully
 diluted                           $ .93                  $ .83           $ .47            $ .40

Primary and fully diluted earnings per share are calculated using the following number of adjusted weighted average shares outstanding:


                                       Six Month Period Ended,                 Quarter Ending
                                              June 30,                            June 30,
                                       1996               1995             1996             1995
- -----------------------------------------------------------------------------------------------------
 Primary                           4,457,497             4,451,775        4,450,853        4,450,853

 Fully
 diluted                           4,457,443             4,451,803        4,450,853        4,450,853



The weighted average number of shares outstanding is adjusted to recognize the dilutive effect, if any, of outstanding employee stock options on both a primary and fully diluted basis.

The calculations of earnings per share above are based on the weighted average number of shares outstanding including all common stock and common stock equivalents in conformity with the instructions for Item 601 of Regulation S-K. The calculation of earnings per share for financial reporting purposes is based on the weighted average number of shares outstanding of 4,421,195 and 4,405,971 at June 30, 1996 and June 30, 1995, respectively, without giving effect to the common stock equivalents resulting from the assumed exercise of stock options, which do not dilute earnings per share by more than 3 percent, in conformity with generally accepted accounting principles.